UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 21, 2010

(Date of Earliest Event Reported)

CYBERSOURCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-26477	77-0472961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1295 Charleston Road Mountain View, California	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 965-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 20, 2010, Visa Inc., a Delaware corporation (“Visa”), CyberSource Corporation, a Delaware corporation (“CyberSource”), and Market St. Corp., a Delaware corporation and newly-formed, wholly-owned subsidiary of Visa, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Market St. Corp. (“Market St.”) will acquire the outstanding shares of and merge with and into CyberSource, the separate corporate existence of Market St. shall cease, and CyberSource shall be the successor or surviving corporation of the merger as a wholly owned subsidiary of Visa.

On April 21, 2010, Visa and CyberSource issued a joint press release announcing that Visa had entered into a definitive agreement to purchase CyberSource at a price of $26 per share, or approximately $2 billion, to be paid with cash on hand. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated by reference herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release issued by CyberSource Corporation dated April 21, 1010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERSOURCE CORPORATION

By:	/s/ STEVEN D. PELLIZZER
Steven D. Pellizzer
Chief Financial Officer and Senior Vice President of Finance

Date: April 21, 2010

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